UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 11, 2014

MEDIABISTRO INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-26393	06-1542480
(Commission File Number)	(IRS Employer ID Number)

50 Washington Street, Suite 912, Norwalk, Connecticut 06854

(Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code (203) 662-2800

__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a)       On June 11, 2014, Rothstein Kass informed the Board of Directors of the Company of its decision to resign as the Company's independent registered public accounting firm, effective June 30, 2014, due to its pending acquisition by KPMG LLP.

The reports of Rothstein Kass on the financial statements for the fiscal years ended December 31, 2013 and 2012 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended December 31, 2013 and 2012 and through June 4, 2014, there have been no disagreements with Rothstein Kass on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Rothstein Kass, would have caused them to make reference thereto in their reports on the financial statements for such years.

During the fiscal years ended December 31, 2013 and 2012 and through June 4, 2014, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided a copy of this Form 8-K to Rothstein Kass prior to its filing with the SEC and requested that Rothstein Kass furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the above statements.  A copy of this letter, dated June 11, 2014, is filed as Exhibit 16.1 to this Form 8-K.

The Audit Committee is actively seeking a new independent registered public accounting firm.  The Company will announce the new accounting firm once the engagement has been finalized.

Item 8.01 Other Information.

Due to its inability to regain compliance with Nasdaq listing requirements, on June 6, 2014, the Company delisted its securities from the Nasdaq Capital Market by filing a Form 25 with the Securities and Exchange Commission.

On June 6, 2014, the Company listed its common stock on the OTCQX® under the ticker symbol MBIS.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

16.1	Letter from Rothstein Kass, dated June 11, 2014.
99.1	Press release dated June 6, 2014.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

MEDIABISTRO INC.

Date: June 11, 2014
/s/ Alan M. Meckler
Alan M. Meckler
Chairman and Chief Executive Officer

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